EXHIBIT 10.4

TENANCY AGREEMENT OF

1 Kaki Bukit Ave 3

#09-11, KB1

SINGAPORE 416087

Dated this on the 1st day of January in the year of our lord two thousand and twenty-three

BETWEEN

SUPERBEE NETWORK SINGAPORE PTE LTD

                                                                        ……………. the Landlord

AND

JAISON PHYTOCHEM, INC

                                                                        ……………….the Tenant

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THIS AGREEMENT is made the 1st day of January in the year Two Thousand and Twenty-Three

BETWEEN

Superbee Network Singapore Pte Ltd, UEN: 200000908R, and having its place of business at 1 Kaki Bukit Ave 3, #09-11, KB-1, Singapore 416087 (hereinafter called the “Landlord” which expression shall where the context so admits include the person or company for the time being entitled to the reversion immediately expectant on the terms hereby created) of the one part

AND

Jaison Phytochem, Inc., REG: 2019-000861613, and having its corresponding address at 30N Gould St STE R, Sheridan, WY 82801, USA (hereinafter called the “Tenant” which expression shall where the context so admits include the tenant’s successors and assigns) of the other part.

IT IS HEREBY AGREED AS FOLLOWS:-

1.

The Landlord agree to let and the Tenant agree to take the premises situated at and known as 1 KAKI BUKIT AVE 3, #9-11, KB-1, SINGAPORE 416087, for a term of eight years commencing from the 1st day of January 2023 and expiring on the 31st day of December 2030 at the monthly rent of United States Dollars TWELVE THOUSAND ONLY (US$12,000.00)(the “RENT”); whereof the RENT shall include the Conservancy, Maintenance or Service fee for the common property pertaining to the Building.

The first payment of $12,000 to commence on the 1st day of January 2023, and subsequent payments shall be made on the 1st day of each succeeding month in advance without any deductions.

2.	THE TENANT HEREBY AGREES WITH THE LANDLORD AS FOLLOWS:-

(1)	To pay the rent at the time and in a manner aforesaid without any deduction whatsoever.

(2)

To pay a deposit equal to $24,000 (2) month rent upon the signing of this Agreement as security against breach of any term or condition of this Agreement that such deposit to be payable without interest at the termination of tenancy subject to appropriate deduction in respect of any such breach.

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(3)

To pay all charges for the supply of water, electricity, gas, telephone, television license and any other utilities charge by the Services Provider, Telco, ISP or other competent authorities payable in respect of the said premises.

(4)

To keep the said premises in clean, habitable condition and to deliver up the said premises to the landlord at the expiry or sooner determination of the tenancy in like condition as the same were delivered to the Tenant at the commencement of the tenancy. (except fair wear & tear and damages by any act beyond the control of the tenant)

(5)

Not to assign, sublet, license or part with the actual or legal possession or the use of the said premises or any part thereof without first obtaining the written consent of the Landlord for which such consent shall not be unreasonably withheld in the case of a respectable and responsible Tenant.

(6)

To give notice immediately to the Landlord of any damage to the structure of the said premises arising from any cause whatsoever and to make good and pay for all damages caused by the Tenant, his servants, visitors and others to the interior of the said premises and the drains and sanitary and water apparatus thereof.

(7)	Not to make any structural alterations to the said premises whether by adding or removing fixtures or otherwise affecting the surfaces of walls, ceilings, floors, roof paving and paths.

(8)	Not to do or cause or permit to be done anything on the said premises which is or might become a nuisance to the Landlord or persons residing in adjacent premises.

(9)

To permit the Landlord and the Landlord’s agents, surveyors and workmen with all necessary appliance to enter upon the said premises at all reasonable time and by prior appointment for the purpose either for viewing the condition thereof or of doing such works and things as may be required for any repairs, alterations or improvement either of the said premises or any parts of any building which the said premises is comprised or other adjoining building.

(10)

To permit the Landlord and/or his agents at all reasonable times and by prior appointment, during the two (2) calendar months prior to the expiry of the term hereby created, to bring prospective clients to view the said premises for the purpose of taking a tenancy thereof. However, if the Landlord chooses to sell or assign the said premises with tenancy agreement, the Tenant must permit the Landlord and/or his agents to bring prospective buyers for reasonable viewing of the said premises.

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(11)

Not to keep or permit to be kept on the said premises or any part thereof any materials of dangerous or explosive nature or the keeping of which may contravene any local statute or regulations or by-law or in respect of which an increased rate of insurance is usually or may actually be required or the keeping of which may cause the fire policy in respect thereof to become null and void.

(12)	To use the said premises for commercial purposes only and not to permit the same to be used as to cause annoyance to the neighbors.

(13)

To yield up the said premises at the determination of the tenancy in such good and substantial repairs shall be in accordance with the conditions and stipulations herein contained and with all locks keys and fastenings complete.

(14)

To take due and proper care of the said furniture and to keep them clean and in good repair and conditions (except fair wear and tear and damage by fire, explosion or any Act of God or cause not arising out of any act default on the part of the Tenant) and save as provided aforesaid to replace any part or articles which may be lost, broken or destroyed and to compensate the Landlord for any articles not replaced as aforesaid and forthwith to repair and make good such article which is removed from the said premises without the written consent of the Landlord.

(15)

At all times during the term hereby created to comply with such requirements as may be imposed on the occupier of the said premises by any legislation now or hereafter in force and any orders, rules regulations, requirements and notices thereunder and to observe, perform and comply with all and singular rules and regulations made by the Management Committee or the Management Corporation of the Building.

(16)	To replace electric bulbs and tubes at the Tenant’s own expenses.

3.	THE LANDLORD HEREBY AGREES WITH THE TENANT AS FOLLOWS:-

(1)	To pay all rates, taxes, assessments and outgoing, which are or may hereafter be charged or imposed on the said premises.

(2)

To insure the premises (excluding all goods belonging to or held in trust by the Tenant, and fittings and fixtures installed by the Tenants) against loss or damage by fire and to pay all premium necessary punctually.

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(3)

To be responsible for the repair and replacement of parts in respect of the air-conditioning units installed at the said premises save where the same are caused by any act, default, neglect or omission on the part of the Tenant or its servants, agents, occupiers, contractors, guest or visitors.

(4)	To maintain the structural condition of the said premises including sanitary pipes and electrical wiring and to keep the roof of the said premises in good and tenantable repair and condition.

(5)

That the Tenant paying the rent hereby reserved and observing and performing the several covenants and stipulations on the Tenant’s part herein contained shall peaceably hold and enjoy that said premises during the tenancy without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

(6)

In the event that the tenant took legal action towards recovery of the assets and belongings willfully and/or by any order of the competent authority locked in the premises due to breach of any of the above sub-clauses hereof the landlord shall pay all legal costs incurred by the tenant on a solicitor and client basis and all other reasonable cost and expenses on the loss of use of the assets and premises.

4.	PROVIDED ALWAYS and it is expressly agreed as follows:-

(1)

(a) If the rent reserved shall not be paid seven (7) after the due date, whether formally demand or not or if there shall be a breach of any of the foregoing covenants on the part of the Tenant herein contained or if the Tenant shall become bankrupt or enters into composition with the Tenant’s creditors or suffer any distress or execution to be levied against the Tenant’s goods or if the Tenant being a company goes into liquidation then in any of such cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the said premises or any part thereof in the name of the whole and immediately thereupon the tenancy created shall absolutely determine but without prejudice to any right of action of the Landlord for damage or otherwise in respect of any such breach.

(b) In addition and without prejudice to any other right, power or remedy of the Landlord if the rent and/or service charge herein reserved or any part thereof shall at any time remain unpaid for seven (7) days after the same shall have become due (whether any formal or legal demand therefore shall have been made or not) then the Tenant shall pay the Landlord interest thereon at Five (5%) percent per annum or the prime rate for advances for the time being prescribed by the leading bank in Singapore selected by the Landlord, whichever is the greater. The Landlord shall be entitled to recover such interest from the tenant as if such interest were rent in arrears.

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(2)

In the event that such re-entry by the Landlord or other legal action taken by the Landlord towards recovery of the arrears of the rent or service charge under sub-clause (1) hereof the Tenant shall pay all legal costs incurred by the Landlord on a solicitor and client basis.

(3)

In the case the said premises or any part thereof shall at any time during the said tenancy be destroyed or damaged by fire, lightning, riot, explosion or any other inevitable cause so as to be unfit for occupation and use then and in every such case (unless the insurance money shall wholly or partially irrecoverable by reason solely or in part of any act or default of the tenant) the rent hereby reserved or a just and fair proportion thereof according to the nature and extent of the damage sustained shall be suspended and cease for occupation and use by reason of such damage and any dispute with reference to this provision shall be referred to arbitration in accordance with Arbitration Act (Chapter 10) or any statutory modification thereof for the time being in force.

(4)

In case the said premises shall become destroyed or damaged as in the last sub-clause mentioned the Landlord if the Landlord so thinks fit shall be at the liberty by notice in writing to determine the tenancy hereby created and upon such notice being given the term hereby granted shall absolutely cease and determine but without prejudice to any right of action of the Landlord in respect of any antecedent breach of this Agreement by the Tenant.

(5)	Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant nor shall the Tenant have claim against the Landlord in respect of:-

(a)

Any interruption in any of the services by reason of necessary repair or maintenance of any installation or apparatus or damage thereto or destruction thereof by fire, water, act of God or other cause beyond the Landlord’s control or by reason of mechanical or other defect or breakdown or other inclement conditions or unavoidable shortage of materials, electricity or water or labour disputes.

(b)

Any act omission or negligence of any attendant or other servant or employee or contractor or agent of the Landlord or relevant authority or of the Management Committee / Management Corporation in or about the performance or purported performance of any duty relating to the provision of the said services or any of them.

(c)	Any damage injury or loss arising out of the leakage of the piping wiring and sprinkler system in the said premises or in the Building.

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(6)

Any notice served under or in anyway in connection with this Agreement or tenancy hereby created shall be sufficiently served on the Tenant at the above mentioned address by registered post and shall be sufficiently served on the Landlord if delivered to the Landlord personally or sent to the Landlord at the abovementioned address by registered post. A notice sent by post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

(7)	This agreement is made and subject to the jurisdiction of the laws of Singapore.

IN WITNESS THEREOF the parties hereto have hereunto set their hands the day, month and year first above written.

SIGN BY THE LANDLORD	SIGN BY THE TENANT

/s/ Hui Eng Ling	/s/ Tan Jacksaa
Name: Hui Eng Ling	Name: Tan Jacksaa
UEN: 200000908R	REG: 2019-000861613
Date: 01/01/2023	Date: 01/01/2023

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